FORM OF

CUSTODIAN AGREEMENT

THIS AGREEMENT made on _______________, 2006, between Stralem Fund, a Delaware Statutory Trust (the “Trust”) on behalf of the series listed in Exhibit A, and Pershing Advisors Solutions LLC, a Delaware Limited Liability Company, (the “Custodian”),

WHEREAS, the Trust desires that its securities and cash be held and administered by the Custodian pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian agree as follows:

1.    Definitions

The word “securities” includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

The words “authorized person” mean any of the persons duly authorized to give proper instructions or otherwise act on behalf of the Trust by appropriate resolution of its Board, and set forth in a certificate as required by Section 2.

The words “officers’ certificate” mean a request or direction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and the Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees of the Trust.

The words “proper instructions” mean (i) instructions regarding the purchase or sale of portfolio securities, and payments and deliveries in connection therewith, given by an authorized person, such instructions to be given in such form and manner as the Custodian and the Trust will agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an authorized person. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by an authorized person. The Trust will promptly confirm all oral instructions in writing. The Custodian will comply with any subsequent proper instruction which modifies a prior instruction and the sole obligation of the Custodian with respect to any follow-up or confirmatory instruction will be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust will be responsible, at the Trust’s expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Custodian to act, the Trust will give the Custodian specific proper instructions as to the action required.

2.    Names, Titles, and Signatures of the Trust’s Officers

An officer of the Trust will certify to the Custodian the names and signatures of authorized persons and the names of the members of the Board, together with any changes which may occur from time to time.

3.    Additional Series

The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

4.    Receipt and Disbursement of Money

A.    Upon receipt of proper instructions the Custodian will open and maintain a segregated account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian will hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust. The Custodian will make payments of cash to, or for the account of, the Trust from such cash only:

(a)    for the purchase of securities for the portfolio of the Trust upon the delivery of such securities to the Custodian, registered in the name of the Trust or of the nominee of the Custodian referred to in Section 7 of this Agreement or in proper form for transfer;

(b)    for the purchase or redemption of shares of the Trust upon delivery thereof to the Custodian, or upon proper instructions from the Trust;

(c)    for the payment of interest, dividends, taxes, investment adviser’s fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

(d)    for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Trust held by or to be delivered to the Custodian; or

(e)    for other proper corporate purposes certified by resolution of the Board.

B.    The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Trust.

C.    Upon receipt of proper instructions, the Custodian will make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for shares of the Trust which are deposited into the Trust’s account.

5.    Transfer, Exchange, Redelivery, etc. of Securities

Upon receipt of proper instructions, the Custodian will release or deliver any securities of the Trust held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

(a)    for sales of such securities for the account of the Trust upon receipt by the Custodian of payment therefore;

(b)    when such securities are called, redeemed or retired or otherwise become payable;

(c)    for examination by any broker selling any such securities in accordance with “street delivery” custom;

(d)    in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

(e)    upon conversion of such securities pursuant to their terms into other securities;

(f)    upon exercise of subscription, purchase or other similar rights represented by such securities;

(g)    for the purpose of exchanging interim receipts or temporary securities for definitive securities;

(h)    for the purpose of redeeming in kind shares of the Trust upon delivery thereof to the Custodian; or

(i)    for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (a), (b), (d), (e), (f), and (g) above, securities or cash receivable in exchange therefore will be deliverable to the Custodian.

6.    Custodian’s Acts Without Instructions

Notwithstanding anything to the contrary, unless and until the Custodian receives an officers’ certificate to the contrary, the Custodian will take the following actions without prior instructions: (a) present for payment all coupons and other income items held by it for the account of the Trust, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust; (b) collect interest and cash dividends received, with notice to the Trust, for the account of the Trust; and (c) hold for the account of the Trust hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder.

The Custodian has no power or authority to assign, hypothecate, pledge or otherwise dispose of any security except as authorized by the Trust for its own account.

7.    Registration of Securities

Except as otherwise directed by an officers’ certificate, the Custodian will register all portfolio securities in street name or in the name of a registered nominee of the Custodian. The Custodian will use its best efforts so that the specific securities held by it are at all times identifiable in its records.

The Trust will from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.

8.    Voting and Other Action

Neither the Custodian nor any nominee of the Custodian will vote any of the securities held hereunder by or for the account of the Trust, except in accordance with proper instructions received from the Trust. The Custodian will deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

9.    Transfer Tax and Other Disbursements

The Trust will pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

10.    Concerning Custodian

The Custodian will be paid for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. In addition, the Custodian will be entitled to receive from the Trust on demand reimbursement for cash disbursements, costs and expenses in connection with the miscellaneous charges such as postage, insurance and transfer taxes incurred in the transfer of securities. The Custodian may not charge such disbursements, costs and expenses against any money held in the name of the Trust.

The Custodian will not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

The Trust agrees to indemnify and hold harmless the Custodian and its nominee, employees, agents, officers and directors from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against the Custodian or by the Custodian’s nominee in connection with the performance of this Agreement, except such as may arise from the Custodian’s or its nominee’s, employee’s, agent’s, officer’s or director’s own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items.

In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Trust, or in the event that the Custodian or its nominee incurs or is assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust will be security therefore.

11.    Lien on Securities

The securities may not be subject to any lien or charge of any kind in favor of the Custodian or any person claiming through the Custodian.

12.    Subcustodians

The Custodian is hereby authorized to engage a bank or trust company as a subcustodian for all or any part of the Trust’s assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than two million dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian will remain fully liable and responsible for any losses caused to the Trust by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

Notwithstanding anything contained herein, if the Trust requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Trust agrees to indemnify and hold harmless the Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to the Trust’s assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

13.    Reports by Trust’s Custodian

The Custodian will furnish the Trust as agreed upon with a daily account statement summarizing all transactions and entries for the account of Trust. The Custodian will furnish to the Trust, at the end of every month, a list of the portfolio securities held under this Agreement showing the market value of each issue at the end of such month and summarizing all transactions and entries for the account of the Trust. The books and records of the Custodian pertaining to its actions under this Agreement will be open to inspection and audit at reasonable times and upon prior notice by officers of, and of auditors employed by, the Trust.

14.    Termination or Assignment

This Agreement may be terminated by the Trust, or by the Custodian, on ninety (90) days’ notice, given in writing and sent by registered mail to the Custodian at _____________________________________________________________________________, or to the Trust at 695 Madison Avenue, New York, New York 10022, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Trust to dissolve or to function without a custodian of its cash, securities and other property, the Custodian shall not deliver cash, securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty million dollars ($20,000,000) as a custodian for the Trust to be held under terms similar to those of this Agreement, provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment is made by the Trust of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment is been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

This Agreement may not be assigned by the Custodian without the consent of the Trust, authorized or approved by a resolution of its Board.

15.    Deposits of Securities in Securities Depositories

No provision of this Agreement shall be deemed to prevent the use by the Custodian of a central securities clearing agency or securities depository, provided, however, that the Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board has approved by resolution prior to the effective date of this agreement the use by the Custodian of such central securities clearing agency or securities depository.

16.    Cooperation with Accountants

The Custodian will cooperate with the Trust’s independent public accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion and the preparation of Form N-17f-1. In this regard, at the end of each annual and semi-annual fiscal period and on one other occasion selected by the accountant, the Custodian shall permit the accountants to take whatever action is necessary to confirm all securities positions held by the Custodian on behalf of the Trust.

17.    Records

To the extent that the Custodian in any capacity prepares or maintains and retains any records for the Trust, the Custodian agrees to give copies of all such records to the Trust on a periodic basis as required by the Trust and to make any such records available to the Trust upon reasonable request. The Custodian agrees that at any time, upon request of the Commission, it will confirm all securities positions held by the Custodian on behalf of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

Executed in several counterparts, each of which is an original.

STRALEM FUND	PERSHING ADVISORS LLC

By:______________________________	By:______________________________

Print:____________________________	Print:____________________________

Title:____________________________	Title:____________________________

Date:____________________________	Date:____________________________

Attest:____________________________	Attest:____________________________